SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 31, 2008

CENTERLINE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(I.R.S. Employer Identification No.)

625 Madison Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 517-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, subsidiaries of Centerline Holding Company (the “Registrant”) entered into technical amendments to the employment agreements of each of its named executive officer to bring their agreements into compliance with Section 409A of the Internal Revenue Code and Internal Revenue Service regulation promulgated thereunder.  The amendments are attached hereto as Exhibits 99.1, 99.2 and 99.3 (collectively, the “Amendments”).

The terms of the Amendments are incorporated herein by reference.  The foregoing descriptions of the Amendments are qualified in their entirety by reference to the full text of each such Amendment.

Item 9.01.   Financial Statements and Exhibits.
Exhibit Number	Description

99.1	Amendment to Executive Employment Agreement of Marc D. Schnitzer, dated December 31, 2008.
99.2	Amendment to Executive Employment Agreement of Robert L. Levy, dated December 31, 2008.
99.3	Amendment to Executive Employment Agreement of Christopher G. Crouch, dated December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centerline Holding Company (Registrant)

January 6, 2009	By:	/s/ Marc D. Schnitzer
		Name:	Marc D. Schnitzer
		Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Amendment to Executive Employment Agreement of Marc D. Schnitzer, dated December 31, 2008.
99.2	Amendment to Executive Employment Agreement of Robert L. Levy, dated December 31, 2008.
99.3	Amendment to Executive Employment Agreement of Christopher G. Crouch, dated December 31, 2008.